Exhibit 1.1

Execution Version

AURIS MEDICAL HOLDING AG
Common Shares

(nominal value CHF 0.02 per share)

Sales Agreement

November 30, 2018

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

Auris Medical Holding AG, a company established in Switzerland (the “Company”), confirms its agreement (this “Agreement”) with A.G.P./Alliance Global Partners (the “Agent”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, common shares (the “Placement Shares”) of the Company, nominal value CHF 0.02 per share (the “Common Shares”), having an aggregate offering price of up to $25.0 million (the “Maximum Amount”) subject to the limitations set forth in Section 5(d) hereof. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) on November 14, 2018, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form F-3 (File No. 333-228121), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of the registration statement, which prospectus supplement relates to the Placement Shares to be issued from time to time by the Company (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented, by the Prospectus Supplement, relating to the Placement Shares to be issued from time to time by the Company. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares. Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The base prospectus or base prospectuses, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented, if necessary, by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Issuer Free Writing Prospectus(es) (as defined below), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, the Prospectus Supplement, Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the date of the Prospectus Supplement, Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus Supplement, Prospectus, any Issuer Free Writing Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing (including by email) by the parties) of the number of Placement Shares to be issued, the time period during which sales are requested to be made (which time period shall not exceed two Trading Days (as defined below)), any limitation on the number of Placement Shares that may be sold in any one Trading Day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective unless and until (i) the Agent declines in writing (including by email correspondence) to accept the terms contained therein for any reason, in its sole discretion within one (1) Business Day (as defined below) of receipt of such Placement Notice, (ii) the entire amount of the Placement Shares thereunder have been sold, (iii) the Company or the Agent suspends or terminates sales of Placement Shares under the Placement Notice in accordance with Section 4 or (iv) this Agreement has been terminated under the provisions of Section 12. The amount of any compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares through the

Agent shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by the Agent. The Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market (the “Exchange”), to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation to the Company (including by email correspondence) no later than one hour after the close of each Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of a Placement Notice, the Agent may also sell Placement Shares by any other method permitted by law, including but not limited to in negotiated transactions with the Company’s prior written consent. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company in writing and expressly set forth in a Placement Notice. “Trading Day” means any day on which Common Shares are traded on the Exchange.

4. Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to and acknowledged by one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Agent shall notify the Company in writing (including by email correspondence) of each sale of Placement Shares no later than one hour after the close of the Trading Day on which it has made sales of Placement Shares hereunder. The amount of proceeds (the “Net Proceeds”) to be delivered (as provided in Section 5(b)) to the Company against receipt of the Placement Shares sold pursuant to a Placement Notice, will be equal to the aggregate sales price received by the Agent (on behalf of the Company as its sales agent) for such Placement Shares from the purchaser(s) thereof, after deduction for (i) the Agent’s compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any amounts due and payable by the Company to the Agent hereunder pursuant to Section 8 hereof and (iii) any transaction fees imposed by any clearing organization or any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. Upon the Company’s delivery of a Placement Notice to the Agent in accordance with the terms of this Agreement, provided the Agent does not decline such Placement Notice pursuant to the terms set forth in Section 2 and the Placement Notice is otherwise effective in accordance with this Agreement, the Agent shall (A) deposit or cause to be deposited in the Capital Increase Account (defined in Section 5(c) below) maintained at the Capital Increase Bank (defined in Section 5(c) below) designated by the Company as set forth in Section 5(c), so that it is received in the Capital Increase Account not later than 10:30 a.m., Swiss time, on the Trading Day immediately following the Trading Day on when the Agent received such Placement Notice (the “Subscription Price Delivery Deadline”), same day funds (in Swiss franc denominations) in an amount equal to the product of (x) the then applicable Issue Price and (y) the total number of Placement Shares subject to such Placement Notice (each such amount to be so deposited, the “Subscription Price”) and (B) deliver or cause to be delivered to and received by the Company not later than 5:30 p.m., New York City time, on the last Trading Day on which the Agent sold Placement Shares pursuant to such Placement Notice (or at such other time or on such other Trading Day as agreed between the Company and the Agent) (each such time, the “Subscription Form Delivery Deadline”), an original fully executed subscription form, substantially in the form of Schedule 5 (each, a “Subscription Form”), providing for the subscription for all Placement Shares actually sold pursuant to such Placement Notice, at a per share subscription price equal to the then applicable Issue Price. Upon timely receipt of the relevant Subscription Form and corresponding Subscription Price, the Company shall (A) take all action reasonably necessary to cause the Capital Increase Bank to issue and deliver to the Company no later than 8:00 a.m., New York City time, on the applicable Settlement Date, a written confirmation of the receipt of the Subscription Price in the Capital Increase Account and the payment thereof to the Company (each, a “Subscription Payment Confirmation”), and (B) provide a copy of such Subscription Payment Confirmation to the Agent as promptly as practicable after the Company’s receipt thereof, but not later than 9:00 a.m., New York City time, on the applicable Settlement Date. On the applicable Settlement Date, the Agent shall cause to be deposited in the Company’s account maintained at a branch of the Capital Increase Bank located in the United States (or any other reputable money-center bank in the United States designated by the Company in writing to the Agent prior to such time), pursuant to written wire instructions for depositing funds in connection with each settlement provided by the Company to the Agent prior to such Settlement Date (such account, the “Company Customer Account”), same-day funds (in U.S. dollar denominations) in an amount equal the Net Proceeds to be delivered to the Company from the sale of such Placement Shares less an amount (calculated by the Agent using the same Exchange Rate used to convert U.S. dollars into Swiss francs for purposes of procuring the Subscription Price in Swiss franc denominations) equal to the product of (x) the then applicable Issue Price and (y) the total number of Placement Shares to be settled on such Settlement Date (each such amount to be so deposited, the “Net Proceeds Balance”), and shall deliver to the Company written confirmation of receipt of the Net Proceeds Balance in the Company Customer Account as promptly as practicable (each, a “Net Proceeds Balance Deposit Confirmation”). Not later than 10:00 a.m., New York City time, on the applicable Settlement Date, provided the Company has received the applicable Subscription Payment Confirmation, the applicable Subscription Form, and the applicable Net Proceeds Balance Deposit Confirmation, in each case in accordance with this Section 5(b), the Company’s board of directors (or a duly authorized committee thereof) shall (i) pass a capital increase resolution regarding the issuance of all of Placement Shares to be settled on such Settlement Date (each such resolution, a “Capital Increase”), (ii) adopt a report on such Capital Increase and, after having caused the special auditor to issue the auditors’ report, take note of the auditors’ report, all in accordance with Swiss statutory law, (iii) resolve on such Capital Increase and making all amendments to the articles of association of the Company necessary in connection with such Capital Increase, and (iv) file the documents necessary for the registration of such Capital Increase with the Commercial Register of the Canton of Zug. Provided that the Company has timely received the applicable Subscription Form and, corresponding Subscription Price and Net Proceeds Balance with respect to the Placement Shares covered by such Subscription Form, immediately after the registration of the Capital Increase in the Commercial Register of the Canton of Zug pursuant to this Section 5(b), but in no event later than 1:00 p.m., New York City time, on the applicable Settlement Date, the Company shall (i) deliver to the Agent and the Capital Increase Bank, (A) a copy of the certified excerpt of the journal entry or a copy of the certified excerpt from the Commercial Register of the Canton of Zug evidencing such Capital Increase, and (B) a copy of the certified updated articles of association of the Company evidencing such Capital Increase, and (ii) cause all Placement Shares to be settled on such Settlement Date to be issued and electronically transferred to the Agent by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date and shall have sent an electronic request to the Company’s transfer agent requesting that the relevant Placement Shares be delivered through DWAC) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. The Agent shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Placement Shares being sold pursuant to a Placement Notice. The Company agrees that, if the Agent timely submits a Subscription Form, and timely deposits in the Capital Increase Account the corresponding Subscription Price and timely deposits the corresponding Net Proceeds Balance with respect to the Placement Shares to be settled on a particular Settlement Date in accordance with this Section 5(b), and the Company or its transfer agent fails to deliver to the Agent by 1:00 p.m., New York City time, on the applicable Settlement Date therefor, all of the Placement Shares to be settled on such Settlement Date in accordance with this Section 5(b) (other than as a result of a failure by the Agent to provide DWAC instructions for delivery of such Placement Shares or the failure of the Agent to send an electronic request to the Company’s transfer agent requesting that the relevant Placement Shares be delivered through DWAC), then, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, the Company will (i) take all necessary action to cause the full amount of the Subscription Price for such Placement Shares and the full amount of the Net Proceeds Balance for such Placement Shares delivered to the Company in connection with the settlement of such Placement Shares pursuant to this Section 5, together with any and all costs incurred by the Agent and/or its clearing organization in connection with recovering such amounts from the Company, to be immediately returned to the Agent or its clearing organization (as applicable) no later than 3:00 p.m., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Agent or its clearing organization (as applicable), (ii) hold the Agent and its clearing organization, and their respective affiliates, partners, members, directors, officers, employees and agents, and each person, if any, who controls the Agent or its clearing organization within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or is controlled by or is under common control with the Agent or its clearing organization, in each case harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (iii) pay to the Agent any compensation to which it would otherwise have been entitled pursuant to Section 2 absent such default. The Company further agrees that if any portion of the Subscription Price remains in the Capital Increase Account as of 9:00 a.m., New York City time, on the Trading Day immediately following the final Settlement Date for Placement Shares sold pursuant to a Placement Notice (each such remaining amount, the “Residual Subscription Amount”), the Company shall cause such Residual Subscription Amount to be delivered to the Agent, by wire transfer of immediately available funds to an account designated by the Agent prior to such time, not later than 12:00 p.m., New York City time, on such Trading Day, provided that the Company may elect to apply such Residual Subscription Amount to the Net Proceeds owed to the Company with respect to such Placement Shares, in which case the applicable Net Proceeds Balance shall be reduced by an amount equal to the Residual Subscription Amount. “Issue Price” means the Swiss franc denominated amount equal to the applicable nominal value of a single Common Share (which, as of the date of this Agreement, is CHF 0.02) as of the relevant date of determination. “Exchange Rate” means, (i) in relation to any conversion of U.S. dollars into Swiss francs pursuant to this Agreement, the Swiss franc exchange rate as published in the Wall Street Journal on the relevant date of calculation, and (ii) in relation to any conversion of Swiss francs into U.S. dollars pursuant to this Agreement, the U.S. dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(c) Capital Increase Account. The Company confirms that prior to the date of each Placement Notice hereunder it will open with UBS AG or any other reputable bank in Switzerland (the “Capital Increase Bank”), a blocked account for each Capital Increase contemplated by this Agreement (the “Capital Increase Account”) and shall provide the Agent with written wire instructions for depositing funds for each Capital Increase as contemplated in this Agreement. A Capital Increase Account shall remain open until the date on which this Agreement is properly terminated pursuant to and in accordance with Section 12 and the full amount of any then remaining Net Proceeds therein that is not subject to any then pending Placement Notice is returned to the Agent in accordance with the terms hereof and the Agent has confirmed receipt thereof in full. The funds deposited in the Capital Increase Account in respect of Placement Shares to be settled on a particular Settlement Date shall remain so deposited for the account of the Company and shall not be transferred to a separate account of the Company or used for any other purpose other than in connection with the issuance and delivery of such Placement Shares to the Agent pursuant to and in accordance with this Section 5 until all of all of such Placement Shares have been so issued and delivered to the Agent and settled on the applicable Settlement Date therefor pursuant to and in accordance with this Section 5. Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Capital Increase Account shall be payable immediately and directly to the Capital Increase Bank by the Company.

(d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (B) the amount of Common Shares registered pursuant to the Registration Statement pursuant to which the offering hereunder is being made, (C)  the amount of Common Shares permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5. of Form F-3, if and for so long as applicable), (D) the amount of Common Shares authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, pursuant to a resolution of the general meeting of shareholders of the Company in accordance with the Company’s articles of association and applicable Swiss law, and notified to the Agent in writing (including by email correspondence), or (E) the amount of Common Shares for which the Company has filed the Prospectus Supplement or other prospectus supplement specifically relating to the offering of the Placement Shares pursuant to this Agreement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing (including by email correspondence). Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 5(d) on the amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Agent that as of the date of this Agreement and as of each Applicable Time (as defined below):

(a) Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement (including, without limitation, the amount of Common Shares for which the Company has filed the Prospectus Supplement or other prospectus supplement specifically relating to the offering of the Placement Shares pursuant to this Agreement) meet the requirements for and comply with the applicable conditions for use of Form F-3 under the Securities Act, including General Instructions I.A and I.B.5. of Form F-3, if and for so long as applicable. The Registration Statement has been filed with the Commission and has been declared effective by the Commission under the Securities Act. The Prospectus Supplement will name the Agent as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described in all material respects or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus to which the Agent has consented. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on the Exchange under the trading symbol “EARS.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from the Exchange, nor, except as disclosed in the Registration Statement or Prospectus, has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, except as disclosed in the Registration statement or Prospectus, it is in compliance with all applicable listing requirements of the Exchange.

(b) No Misstatement or Omission. The Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents did not, and any further Incorporated Documents filed after the date of this Agreement will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Agent specifically for use in the preparation thereof.

(c) Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange

Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d) Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions may be limited by federal or state securities laws or public policy considerations in respect thereof.

(e) Authorization of the Placement Shares. The Placement Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company, against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Placement Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Placement Shares which have not been duly withdrawn, waived or satisfied. Upon the sale and delivery through the Agent of the Placement Shares, and payment therefor, the purchaser of the Placement Shares will acquire good, marketable and valid title to such Placement Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. The Placement Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

(f) No Applicable Registration or Other Similar Rights. Except as described in the Registration Statement and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly withdrawn or waived.

(g) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus (including any Incorporated Documents), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, if any: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, or have entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, by any of the Company’s Subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

(h) No Overindebtedness. Except for Auris Medical AG and Otolanum AG, whose overindebtedness is covered by subordination of claims of the Company, neither the Company nor its Swiss Subsidiaries are overindebted or suffering from capital loss within the meaning of article 725 of the Swiss Code of Obligations (the “CO”).

(i) Independent Accountants. Deloitte AG has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Company’s Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus. Deloitte AG is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn and (iv) an independent qualified public accountant qualified under the applicable provisions of the CO, the Swiss Audit Supervision Act (Revisionsaufsichtsgesetz) and any ordinances promulgated thereunder.

(j) Financial Statements. The consolidated financial statements filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or as otherwise disclosed therein, and, in the case of interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and the Prospectus.

(k) Company’s Accounting System. The Company and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by IASB and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(m) Incorporation of the Company. The Company has been duly incorporated and is validly existing under the laws of Switzerland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(n) Subsidiaries. Each of the Company’s “Subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing (where such concept exists) would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below). All of the issued and outstanding capital stock or other equity or ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, and, except as described in the Registration Statement and the Prospectus, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Schedule 4 hereto.

(o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options, warrants or conversion rights, in each case described in the Registration Statement and the Prospectus). The share capital of the Company, including the Placement Shares, conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as described in the Registration Statement and the Prospectus, none of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Common Shares conform to the law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(p) Stock Exchange Listing. The Placement Shares have been approved for listing on the Exchange.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Subsidiaries is in violation of its articles of association or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of the Company and its Subsidiaries, considered as one entity (a “Material Adverse Effect”). The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus and the issuance and sale of the Placement Shares (including the use of proceeds from the sale of the Placement Shares as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles of association or operating agreement or similar organizational documents, as applicable, of the Company or any Subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its Subsidiaries except, as to clauses (ii) and (iii), as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws, the Financial Industry Regulatory Authority (“FINRA”) or the Exchange. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(r) Compliance with Laws. The Company and its Subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which would be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not be expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

(t) Intellectual Property Rights. Except as described in the Registration Statement and the Prospectus, the Company and its Subsidiaries, to the best of the Company’s knowledge, own or have valid, binding and enforceable licenses or other enforceable rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) as described in the Registration Statement and the Prospectus and used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Registration Statement and the Prospectus (collectively, the “Company Intellectual Property”); except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, the patents, trademarks, and copyrights included within the Company Intellectual Property are valid, enforceable, and subsisting, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the patentability, validity, enforceability or scope of any Company Intellectual Property; other than as disclosed in the Registration Statement and the Prospectus, (i) the Company has not received any notice of any claim of infringement, misappropriation, or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products or processes, (ii) to the knowledge of the Company, neither the sale nor use of any of products, proposed products or processes of the Company referred to in the Registration Statement or the Prospectus do or will, to the knowledge of the Company, infringe any valid patent claim of any third party or violate any valid right of any third party, and (iii) to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property that is owned by the Company, other than any co-owner of any patent or pending patent application constituting Company Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”), and, to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Company Intellectual Property; except as described in the Registration Statement and the Prospectus, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect, or, to the Company’s knowledge, upon any of its officers, directors or employees; except as described in the Registration Statement and the Prospectus, to the knowledge of the Company all patents and patent applications owned by and licensed to the Company or under which the Company has rights have been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

(u) All Necessary Permits, etc. The Company and its Subsidiaries possess such valid and current certificates, authorizations, exemptions, approvals, clearances or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement or the Prospectus (“Permits”). Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Title to Properties. The Company and its Subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 6(j) above (or elsewhere in the Registration Statement or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as otherwise disclosed in the Registration Statement and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any of its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(w) Tax Law Compliance. Except where the failure to do so would not constitute a Material Adverse Effect, (a) all tax returns (including tax refund requests) required to be filed pursuant to applicable law by or with respect to the Company and any of its Subsidiaries have been timely filed, or proper request of extension thereof has been filed, and (b) all tax returns filed are complete and correct, and all taxes, fines or penalties due including any interest and penalties, except tax deficiencies that the Company or any of its Subsidiaries are contesting in good faith subject to applicable reserves, have been timely paid and fully reserved against in the applicable financial statements referred to in Section 6(j). On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(x) Insurance. Except as described in the Registration Statement and the Prospectus, each of the Company and its Subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as the Company believes are adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(y) Compliance with Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its

Subsidiaries; and (iv) to the Company’s knowledge there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(z) ERISA Compliance. The “employee benefit plans” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) sponsored or maintained by the Company or its Subsidiaries are operated in compliance in all material respects with ERISA to the extent applicable, except where the failure to be in compliance would not be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any entity that is treated as a single employer with the Company or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code that would reasonably be expected to be a material liability of the Company. Neither the Company nor any of its Subsidiaries (i) sponsors or maintains any plan that is subject to Title IV of ERISA or is intended to be qualified under Section 401(a) of the Code or (ii) reasonably expects to incur any material liability under Title IV of ERISA.

(aa) Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Placement Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its Subsidiaries has taken, directly or indirectly (without giving any effect to the activities of the Agent), any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Shares, whether to facilitate the sale or resale of the Placement Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(cc) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

(dd) FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company, its counsel, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Placement Shares is true, complete, correct and compliant with FINRA’s rules in all material respects and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

(ee) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ff) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement or the Prospectus.

(gg) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Placement Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or impermissibly in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(jj) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(kk) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(ll) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act (“Foreign Private Issuer”).

(mm) Clinical Data and Regulatory Compliance. The preclinical studies and clinical trials conducted by the Company, and to the knowledge of the Company, the preclinical tests and clinical trials conducted on behalf of or sponsored by the Company, that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and clinical trials and with standard medical and scientific research procedures and all applicable laws and regulations, including, without limitation, applicable regulations and other requirements of the United States Food and Drug Administration (the “FDA”), the European Medicines Agency (“EMA”), and other U.S. or foreign government or drug or medical device regulatory agencies, or any committee thereof, or health care facility Institutional Review Board having jurisdiction over the nonclinical studies, clinical trials and marketing applications that the Company or its Subsidiaries intend to submit (collectively with the FDA and EMA, the “Regulatory Agencies”); each description of the results of such studies and clinical trials is accurate and complete in all material respects and fairly presents the data derived from such studies and clinical trials, and the Company and its Subsidiaries have no knowledge of any other studies or clinical trials the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement or the Prospectus; the Company and its Subsidiaries have made all such filings and obtained all such Permits as may be required by the Regulatory Agencies for the operation of the Company’s business as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any of the Regulatory Agencies requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement or the Prospectus; and the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable regulations and other requirements of each of the Regulatory Agencies except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) Compliance with Health Care Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries is, and at all times has been, in compliance with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes; (iii) Medicare (Title XVIII of the Social Security Act); (iv) Medicaid (Title XIX of the Social Security Act); and (v) any and all other applicable health care laws and regulations. Neither the Company nor, to the knowledge of the Company, its Subsidiary has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor, to the knowledge of the Company, its Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its Subsidiaries nor any of its respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(oo) No Contract Terminations; Enforceability of Agreements. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof, except where such termination or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) Dividend Restrictions. Except as described in the Registration Statement and the Prospectus, no Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(qq) Market Capitalization. At the time the Registration Statement was originally declared effective, and at the time the Company’s most recent Annual Report on Form 20-F was filed with the Commission, the Company met the then applicable requirements for the use of Form F-3 under the Securities Act, including but not limited to Instruction I.B.5. of Form F-3, if and for so long as applicable. As of the close of trading on the Exchange on November 29, 2018, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $39.3 million (calculated by multiplying (x) the average of bid and asked prices of the Common Shares on the Exchange on October 16, 2018, a date within 60 days prior to the date of this prospectus supplement, by (y) the number of Non-Affiliate Shares outstanding on November 29, 2018). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.5 of Form F-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(rr) Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(ss) No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(tt) Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(uu) Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction, other than that certain Purchase Agreement, dated as of May 2, 2018, between the Company and Lincoln Park Capital Fund, LLP and any related agreements between the Company and Lincoln Park Capital Fund, LLP.

(vv) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww) Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

(xx) No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 23 below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(yy) Emerging Growth Company Status. Prior to and as of the date of this Agreement, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”), and at all times from and after the date of this Agreement until August 5, 2019, the Company will be an Emerging Growth Company.

(zz) PFIC Status. As of December 31, 2017, the Company believes that it was a “passive foreign investment company,” as such term is defined in the Code. Neither the Company nor any Subsidiary of the Company has any knowledge that it is, or, after giving effect to the offering, issuance and sale of the Placement Shares hereunder and the application of the proceeds thereof, that it will be, a “controlled foreign corporation” as defined by the Code.

(aaa) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Swiss, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement.

(bbb) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the State of New York, Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized the an agent for service of process in any action arising out of or relating to the Placement Shares or this Agreement or any of the transactions contemplated hereby in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof.

Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Agent or to counsel for the Agent in connection with the offering, or the purchase and sale, of the Placement Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

7. Covenants of the Company. The Company covenants and agrees with the Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus that relate to the transactions contemplated by this Agreement has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in such Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus that relate to the transactions contemplated by this Agreement, other than Incorporated Documents in the ordinary course, relating to the Placement

Shares or a security convertible into the Placement Shares to which the Agent reasonably objects, unless the Company’s legal counsel has advised that the use or filing of such an amendment or supplement is required by law (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b) Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus that relate to the transaction contemplated by this Agreement, in each case other than request associated with the Incorporated Documents, or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement or the Prospectus that relate to the transaction contemplated by this Agreement.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance prior to issuing any additional Placement Notices or selling any Placement Shares.

(d) Listing of Placement Shares. Prior to the date of the first Placement Notice, the Company will use its reasonable best efforts to cause the Placement Shares to be listed on the Exchange.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h) Notice of Other Sales. The Company shall promptly notify the Agent if the Company offers to sell, sells, contracts to sell, grants any option to sell or otherwise disposes of any Common Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than (I) the Placement Shares offered pursuant to this Agreement or (II) Common Shares offered pursuant to that certain Purchase Agreement, dated as of May 2, 2018, between the Company and Lincoln Park Capital Fund, LLP or pursuant to any other agreement involving a continuous equity transaction between the Company and Lincoln Park Capital Fund, LLP, provided in the case of this clause (II) the Company has provided prior notice to the Agent of each such issuance of Common Shares within the period referred to above in this Section 7(h) in accordance herewith) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the termination of this Agreement; provided, however, that such notice requirements or restrictions, as the case may be, will not be required in connection with the Company’s issuance or sale of (i) Common Shares, options to purchase Common Shares, other equity awards or Common Shares issuable upon the exercise of options or other equity awards, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented, (ii) Common Shares issuable upon exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing (including by email correspondence) to the Agent and (iii) Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, sale or purchase of assets or other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

(i) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

(j) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(k) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing date under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares (provided that the Company may satisfy its obligations under this Section 7(k)(i) by effecting a filing in accordance with the Exchange Act with respect to such information), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(l) Representation Dates; Certificate. (1) On or prior to the date of the first Placement Notice and (2) each time the Company:

(i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);

(iii) files its quarterly or six-month reports on Form 6-K under the Exchange Act containing financial statements, supporting schedules or other financial data incorporated by reference into the Registration Statement; or

(iv) files a report on Form 6-K containing amended financial information under the Exchange Act incorporated by reference into the Registration Statement (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”);

the Company shall furnish the Agent (but in the case of clause (iv) above only if the Agent reasonably determines that the amended information contained in such Form 6-K is material) with a certificate dated the Representation Date, in the form attached hereto as Exhibit 1. The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or a Suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(l), then before the Company delivers the relevant Placement Notice or the Agent sells any Placement Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 7(l) dated as of the date that the such Placement Notice is issued.

(m) Legal Opinions. (1) On or prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion of each of Davis Polk & Wardwell LLP, U.S. counsel to the Company (“Company U.S. Counsel”), and Walder Wyss Ltd., Swiss counsel to the Company (“Company Swiss Counsel”), or other counsel satisfactory to the Agent, and negative assurance from Company U.S. Counsel, substantially similar to the forms attached hereto as Exhibit 2 and Exhibit 3, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, the Company shall be required to furnish to the Agent no more than one opinion and negative assurance from Company U.S. Counsel and one opinion from Company Swiss Counsel per calendar quarter; provided, further, that in lieu of such opinions and negative assurance for subsequent Representation Dates, such counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion and negative assurance delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion and negative assurance shall be deemed to relate to the

Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(n) Comfort Letter. (1) On or prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable, the Company shall cause Deloitte AG, its independent registered public accounting firm, to furnish the Agent a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, however, that the Company shall be required to furnish to the Agent no more than one Comfort Letter per calendar quarter. The Comfort Letter from the Company’s independent registered public accounting firm shall be in a form and substance reasonably satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent.

(p) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(q) No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agent in its capacity as agent hereunder, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(r) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(s) Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS as issued by the IASB and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with IFRS as issued by the IASB, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(t) Secretary’s Certificate; Further Documentation. On or prior to the date of the first Placement Notice, the Company shall deliver to the Agent a certificate of the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date, certifying as to (i) the Amended and Restated Articles of Association of the Company, (ii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iii) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement. Within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(l) for which no waiver is applicable and excluding the date of this Agreement, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

(u) Emerging Growth Company Status. The Company will promptly notify the Agent if the Company ceases to be an Emerging Growth Company at any time during the term of this Agreement.

(v) Foreign Private Issuer. The Company will provide a written notice to the Agent immediately upon becoming aware that the Company is no longer a Foreign Private Issuer. Upon the request of the Agent, at any time that the Company is not a Foreign Private Issuer, the Company will promptly provide the Agent with a written confirmation of its Outstanding Shares as of the date of such request. The “Outstanding Shares” as of any date is the number of Common Shares outstanding on such date.

8. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement, including any fees required by the Commission, and the printing or electronic delivery of the Prospectus as originally filed and of each amendment and supplement thereto, in such number as the Agent shall deem necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the out-of-pocket expenses of Agent (including but not limited to the reasonable and documented fees and expenses of the counsel to the Agent in an amount not to exceed $75,000), (vi) the qualification or exemption of the Placement Shares under state securities laws in accordance with the provisions of Section 7(r) hereof, including filing fees, but excluding fees of the Agent’s counsel, (vii) the fees and expenses of the transfer agent and registrar for the Common Shares, (viii) the filing and other fees incident to any review by FINRA of the terms of the sale of the Placement Shares including the reasonable and documented fees of the Agent’s counsel (which are included in the fee cap set forth in clause (v) above), and (ix) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

9. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other Governmental Authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus, if such post-effective amendment or supplement has not been made and become effective; (ii) the issuance by the Commission or any other Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinions. The Agent shall have received the opinions and negative assurances of Company U.S. Counsel and Company Swiss Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion is required pursuant to Section 7(m).

(f) Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(n).

(g) Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(h) No Suspension. Trading in the Common Shares shall not have been suspended on the Exchange and the Common Shares shall not have been delisted from the Exchange.

(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agent such appropriate further information, certificates and other documents as the Agent may reasonably request. All such information, certificates and other documents will be in compliance with the provisions hereof.

(j) Securities Act Filings Made. The Company shall have filed with the Commission the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement. All other filings with the Commission with respect to the Placement Shares required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8) of the Securities Act).

(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice and the Exchange shall have reviewed such application and not provided any objections thereto.

(l) FINRA. The Agent shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objection with respect to the fairness or reasonableness of the terms and arrangements related to the sale of the Placement Shares pursuant to this Agreement.

(m) No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 12(a).

(n) Capital Increase Account. The Company shall have opened the Capital Increase Account at the Capital Increase Bank, and the Agent shall have received written wire instructions from the Company for depositing the Subscription Price in the Capital Increase Account as contemplated by Section 5.

10. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates, partners, members, directors, officers, employees and agents and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Agent Information (as defined below).

(b) Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Agent and furnished to the Company in writing (including by email correspondence) by the Agent expressly for use therein. The Company hereby acknowledges that the only information that the Agent has furnished to the Company expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the seventh and ninth paragraphs under the caption “Plan of Distribution” in the Prospectus (the “Agent Information”).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this

Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing (including by email correspondence) by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred and after the indemnifying party receives a written notice relating to the fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for the purpose of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(e), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of the Agent, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

11. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a) The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if, in the sole judgement of the Agent, there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Change which makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States or Switzerland shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal, New York or Swiss authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial), Section 18 (Consent to Jurisdiction), Section 19 (Appointment of Agent for Service) and Section 20 (Judgment Currency) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this

Agreement as provided in this Section 12(a), the Agent shall provide the required notice as specified in Section 13 (Notices).

(b) The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17, Section 18, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Agent shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 10, Section 11, Section 17, Section 18, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 8, Section 10, Section 11, Section 17, Section 18, Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8, Section 10, Section 11, Section 17, Section 18, Section 19 and Section 20 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

13. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Attention: Tom Higgins

Email: [****]

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Attention: Anthony J. Marsico, Esq.

Facsimile: [****]

and if to the Company, shall be delivered to:

Auris Medical Holding AG

Bahnhofstrasse 21

6300 Zug, Switzerland

Attention: General Counsel

Facsimile: [****]

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Marcel Fausten, Esq.

Facsimile: [****]

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the parties referred to in Section 5 and Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate thereof, so long as such affiliate is a registered broker-dealer, without obtaining the Company’s consent.

15. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Placement Shares.

16. Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

17. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF

ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (ON THE GROUNDS OF SOVEREIGNTY OR OTHERWISE) FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING.

19. Appointment of Agent for Service. The Company hereby irrevocably appoints Auris Medical Inc., which currently maintains an office at 500 North Michigan Avenue, Suite 600, Chicago, IL 60611, United States of America, as its agent for service of process in any suit, action or proceeding described in Section 18 and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

20. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Agent could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to the Agent or any person controlling the Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Agent or any person controlling the Agent of any sum in such other currency, and only to the extent that the Agent or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Agent or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Agent or controlling person hereunder, the Agent or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Agent or controlling person hereunder.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

22. Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

23. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior written consent of the Agent, and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 4 hereto are Permitted Free Writing Prospectuses.

24. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agent and its affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agent’s obligations under this Agreement.

25. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Governmental Authority” means (i) any U.S. federal, Swiss, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

AURIS MEDICAL HOLDING AG

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chairman & CEO

ACCEPTED as of the date first-above written:

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Tom Higgins
	Name:	Tom Higgins
	Title:	Managing Director

{Signature Page – ATM Sales Agreement}

SCHEDULE 1

__________________________

Form of Placement Notice

__________________________

From:	Auris Medical Holding AG

To:	A.G.P./Alliance Global Partners
Attention: [•]

Subject:	Placement Notice

Date:	[•], 201[•]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement (the “Sales Agreement”) between Auris Medical Holding AG, a company established in Switzerland (the “Company”), and A.G.P./Alliance Global Partners (“Agent”), dated November 30, 2018, the Company hereby requests that the Agent, acting as the Company’s sales agent, sell up to [•] of the Company’s Common Shares, nominal value CHF 0.02 per share (the “Placement Shares”), at a minimum market price of $[•] per share, during the time period beginning [month, day, time] and ending [month, day, time] [and with no more than [•] Placement Shares sold in any one Trading Day].

[The Company may include such other sale parameters as it deems appropriate.]

Notwithstanding any to the contrary contained in the Sales Agreement or in any document or other instrument delivered by the Company, the Agent or any other party in connection with the transactions contemplated by the Sales Agreement and this Placement Notice, each of the Company and the Agent expressly acknowledge and agree that: (i) nothing in this Placement Notice (or in any other document or other instrument delivered in connection herewith) shall be deemed to create an obligation on the part of the Agent to purchase Placement Shares on a principal basis pursuant to this Placement Notice, and (ii) the Agent shall not purchase, or be deemed to beneficially own under applicable U.S. federal securities laws, any Placement Shares on a principal basis pursuant to this Placement Notice (or in any other document or other instrument delivered in connection herewith).

Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Sales Agreement.

SCHEDULE 2

__________________________

Compensation

__________________________

The Company shall pay to the Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to 3.00% of the aggregate gross proceeds from each sale of Placement Shares.

SCHEDULE 3

__________________________

Notice Parties

__________________________

The Company

Thomas Meyer (tm@aurismedical.com)

Hernan Levett (hle@aurismedical.com)

Raoul Dias (rad@aurismedical.com)

The Agent

Emanuel Cohen (ecohen@allianceg.com)

David Bocchi (dbocchi@allianceg.com)

Tom Higgins (thiggins@allianceg.com)

Peter Goranites (pgoranites@allianceg.com)

Zach Grodko (zgrodko@allianceg.com)

With copies to:

atm@allianceg.com

SCHEDULE 4

__________________________

Subsidiaries

__________________________

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Auris Medical AG	Switzerland
Otolanum AG	Switzerland
Auris Medical Inc.	Illinois
Auris Medical Ltd.	Ireland

SCHEDULE 5

__________________________

Subscription Form

__________________________

Zeichnungsschein / Subscription form

zur genehmigten Kapitalerhöhung der Auris Medical Holding AG, mit Sitz in Zug with regard to the authorised capital increase of Auris Medical Holding AG, having its registered office in Zug

Mit Bezugnahme auf:

With reference to:

-	die uns bekannten Statuten der Auris Medical Holding AG, Zug;

the articles of association of Auris Medical Holding AG, Zug, which are known to us;

-	den Prospekt auf Formular F-3 vom 1. November 2018 sowie die Ergänzung dazu vom [30]. November 2018;

the registration statement on Form F-3 filed November 1, 2018 as well as the prospectus supplement dated November [30], 2018;

-	die Generalversammlungsbeschlüsse vom [28. Juni 2018] der Auris Medical Holding AG, Zug, und die darin beschlossene und getretene Ermächtigung des Verwaltungsrat zur Erhöhung des Aktienkapitals um maximal CHF [193‘503.50], sowie im Hinblick auf die Beschlüsse des Verwaltungsrates, das Kapital entsprechend zu erhöhen;

the resolutions of the shareholders’ meeting dated [28 June 2018] of Auris Medical Holding AG, Zug regarding the authorization of the board of directors to increase the share capital by a maximum of CHF [193,503.50] and in view of the resolutions of the board of directors to increase the share capital in the relevant amount;

zeichnet die Unterzeichnende, handelnd im eigenen Namen und auf Rechnung Dritter,

the undersigned, acting in its own name and for the account of a third party,

bedingungslos und unwiderruflich [Anzahl] Namenaktien der Auris Medical Holding AG, Zug, von je CHF 0.02 Nennwert zum Ausgabebetrag von CHF 0.02 je Aktie, insgesamt CHF [Betrag]. Gemäss Sales Agreement vom [30.] November 2018 verpflichtet sich die Unterzeichnende, CHF [Betrag] auf das Kapitaleinzahlungskonto der Auris Medical Holding AG zu überweisen gemäss Bezaichnung durch Auris Medical Holding AG.

herewith unconditionally and irreversibly subscribes for [number] registered shares in Auris Medical Holding AG, Zug, with a par value of CHF 0.02 each at the issue price of CHF 0.02 per share, CHF [amount] in total. In accordance with the Sales Agreement dated November [30], 2018, the undersigned hereby commits to transfer CHF [amount] to the capital contribution account of Auris Medical Holding AG designated by Auris Medical Holding AG pursuant to such Sales Agreement.

Die Unterzeichnende verpflichtet sich hiermit bedingungslos, eine dem Ausgabebetrag entsprechende Einlage der gezeichneten Aktien zu leisten.

The undersigned herewith unconditionally commits to make a contribution equal to the issue price.

Diese Zeichnung ist verbindlich bis zum [Datum].

This subscription shall be binding until [date].

Dieser Zeichnungsschein ist ein Zeichnungsschein im Sinne des schweizerischen Obligationenrechts Auf diesen Zeichnungsschein ist ausschliesslich Schweizerisches Recht anwendbar. Für sämtliche Streitigkeiten aus oder im Zusammenhang mit diesem Zeichnungsschein sind die ordentlichen Gerichte des Kantons Zug zuständig.

This Subscription Form is a subscription form within the meaning of the Swiss Code of Obligations. The Subscription Form shall be subject to and exclusively governed by Swiss Law. All disputes arising out of or in connection with this Subscription Form shall be settled by the ordinary courts of the Canton of Zug.

A.G.P./Alliance Global Partners
590 Madison Avenue
New York, NY 10022
represented by:

Ort, Datum	[name, function]
Place, date

Ort, Datum	[name, function]

Place, date

EXHIBIT 1

Form of Representation Date Certificate Pursuant to Section 7(l)

The undersigned, the duly qualified and elected [•], of Auris Medical Holding AG, a company established in Switzerland (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(l) of the Sales Agreement, dated November 30, 2018 (the “Sales Agreement”), between the Company and A.G.P./Alliance Global Partners, that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality, Material Adverse Change or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
Name:
Title:

Date:

EXHIBIT 2

Form of Legal Opinion of U.S. Counsel Pursuant to Section 7(m)

The opinion of counsel will be accompanied by a Rule 10b-5 negative assurance letter in the form previously provided to the Agent.

EXHIBIT 3

Form of Legal Opinion of Swiss Counsel Pursuant to Section 7(m)

EXHIBIT 4

Permitted Free Writing Prospectus

None.